UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On October 7, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) is providing the video link of its October 6, 2025 Shareholder Annual Meeting Materials Discussion Presentation. The referenced video presentation was presented, discussed and provided to shareholders in attendance of the October 6, 2025 Shareholder Meeting. The Company is providing the video presentation herein for shareholder reference. See attached Exhibit 99.1 - News Release of where to find the Copy of Annual Meetings Materials Video Discussion and Presentation for full details.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Copy of Video and Annual Meeting Materials Discussion - October 7, 2025

October 7, 2025

Watch Video of October 6 Key Updates for Silver Star Properties REIT

Dear Fellow Shareholders,

Many participants praised the October 6th Discussion of Annual Meeting Materials delivered by Silver Star Properties REIT’s Board, management, and legal experts. You may watch by clicking the link on https://silverstarreit.com/ or https://silverstarreit.com/vote/.

The recording contains critical updates and insights directly, including the following key points, in which we believe wholeheartedly, addressed in the presentation:

•Your best chance to recover and grow investment is in supporting the Board’s self-storage plan by voting the white card, not the blue card from the former CEO.
•Choosing immediate liquidation would trigger fire-sale conditions that favor lenders over shareholders and risk the loss of all remaining value.
•Our strategic pivot to self-storage is paying off, with facilities in Texas and Florida demonstrating strong occupancy, cash flow, and operational performance.
•A highly credible third-party expert has validated our pivot, noting self-storage’s resilience, historic returns, and risk mitigation.
•Legal updates detail active litigation against the former CEO, efforts to recover up to $50 million, and protection measures to ensure fair voting and prevent further harm.
•The Board and management are fully committed to transparency and rebuilding Silver Star after substantial setbacks caused by former leadership.
•Extensive challenges have arisen from the actions of the former CEO, including significant deferred maintenance, undisclosed liabilities, and self-dealing, leading to a significant reduction in company value.
•The prior management’s obsession with distributions led to asset deterioration and ultimately a “cash trap” that harmed both the company and shareholders.
•Over $420 million in legacy asset sales have been successfully completed since 2023, overcoming legal and operational hurdles that threatened recovery.
•Compensation for current leadership is entirely market-based and aligned with shareholder interests; there are no self-dealing or windfall mechanisms.

We appreciate your ongoing support and engagement in these challenging times. We deeply value your trust and patience and believe that by working together, we can create a stronger, more stable company and achieve a return for all stakeholders.

Thank you for your confidence and continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025 or for voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com. If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

•If you would prefer to vote your proxy by phone:
◦Call 1-844-202-6616 for a live person, may have to wait in the queue, available Monday through Friday 9:00 am until 10:00 pm Eastern
OR
◦Call 1-866-804-9616 for an automated agent 24/7without waiting
▪Have your 11-digit code available

Voting questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

For the full context, details, and the opportunity to hear directly from Board members and experts, please listen to the recording. Your vote truly matters.

Sincerely,

The Silver Star Properties REIT Board of Directors

Media Contact:
📧  press@silverstarREIT.com
Investor Relations Contact:
📧  investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

###
Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “draft”. “pro forma”, “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations its annual report on Form 10-K can be completed and publicly filed; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s view of the future of self-storage; the Company’s view of the future performance of any specific asset or all assets of the Company; the Company’s view of the potential future share price of the common stock; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in presentations and press and news releases speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.